UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.    )

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PEREGRINE PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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August 25, 2006

Dear Stockholder:

You are cordially invited to attend our annual meeting of stockholders on Tuesday, October 24, 2006, at 10:00 a.m. PDT at The Atrium Hotel in Irvine, California.

This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

Your vote is very important. Instructions for voting appear on the proxy card or the voting instruction form. Please review the instructions on the proxy card or the voting instruction form forwarded by your bank, broker or other holder of record regarding each of these voting options.

In addition to the formal business to be transacted, management will make a presentation on developments during the past year and respond to comments and questions of general interest to stockholders.

We hope you will be able to attend the meeting and we look forward to seeing you on Tuesday, October 24th.

Sincerely yours,

/s/ Steven W. King
Steven W. King
President, Chief Executive Officer and
Director

14272 Franklin Avenue ● Tustin, California 92780 ● (714) 508-6000● Fax (714) 838-9433

14272 Franklin Avenue,
Tustin, CA 92780

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Notice is hereby given that the Annual Meeting of Stockholders will be held at The Atrium Hotel, 18700 MacArthur Boulevard, Irvine, California 92612, on Tuesday, October 24, 2006 at 10:00 a.m. Pacific Daylight Time, for the following purposes as set forth in the accompanying Proxy Statement:

•	To elect five directors to our Board of Directors, each for a term of one-year;

•	To ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007;

•	To consider one stockholder proposal, if presented at the meeting; and

•	To transact such other business as may properly come before the meeting or any adjournment thereof.

Only stockholders of record at the close of business on August 25, 2006 will be entitled to vote at the meeting.

This Proxy Statement and accompanying proxy card are being distributed on or about September 8, 2006.

By Order of the Board of Directors,

/s/ Paul J. Lytle
Paul J. Lytle
Chief Financial Officer and
Corporate Secretary

August 25, 2006
Tustin, California

PLEASE SUBMIT A PROXY AS SOON AS POSSIBLE SO THAT YOUR SHARES CAN BE VOTED AT THE ANNUAL MEETING IN ACCORDANCE WITH YOUR INSTRUCTIONS. PLEASE REFER TO THE INSTRUCTIONS ON THE PROXY CARD OR THE INFORMATION FORWARDED BY YOUR BROKER, BANK OR OTHER HOLDER OF RECORD FOR SPECIFIC INSTRUCTIONS ON VOTING. EVEN IF YOU HAVE VOTED YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE IN PERSON AT THE MEETING, YOU MUST OBTAIN A LEGAL PROXY ISSUED IN YOUR NAME FROM SUCH BROKER, BANK OR OTHER NOMINEE.

PROXY STATEMENT

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

General Information

Your vote is very important. For this reason, the Board of Directors of Peregrine Pharmaceuticals, Inc., a Delaware corporation (referred to as “we,” “us,” “our,” “Company,” or “Peregrine”), is soliciting your proxy to vote your shares of Common Stock at the Annual Meeting of Stockholders (the “Annual Meeting”), or at any continuation, postponement or adjournment thereof, for the purposes discussed in this Proxy Statement and in the accompanying Notice of Annual Meeting and any business properly brought before the Annual Meeting.

Why am I receiving these materials?

Proxies are solicited to give all stockholders of record an opportunity to vote on matters properly presented at the Annual Meeting. This Proxy Statement is being sent to all stockholders of record as of the close of business on August 25, 2006 in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on October 24, 2006. We intend to mail this Proxy Statement and accompanying proxy card on or about September 8, 2006 to all stockholders entitled to vote at the Annual Meeting.

Our Financial Information

The Annual Report to Stockholders of the Company for the fiscal year ended April 30, 2006, including audited consolidated financial statements, has been mailed to the stockholders concurrently herewith, but such report is not incorporated in this Proxy Statement and is not deemed to be a part of the proxy solicitation material.

Who is eligible to vote?

Stockholders of Peregrine, as recorded in our stock register at the close of business on August 25, 2006, can vote at the Annual Meeting. Each share of Peregrine's Common Stock is entitled to one vote. As of August 25, 2006, there were 193,796,708 shares of our Common Stock outstanding and entitled to vote.

How do I vote?

There are four ways to vote by proxy:

(1)	by mail;
(2)	by telephone;
(3)	via the Internet; or
(4)	in person at the Annual Meeting.

If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. If you vote by telephone or via the Internet, please do not return a signed proxy card. We recommend you vote by proxy even if you plan to attend the meeting. You can always change your vote at the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote in person at the meeting, you must obtain a legal proxy issued in your name from such broker, bank or other nominee.

Who pays the cost of proxy solicitation?

Our Board of Directors is soliciting the enclosed proxy. We will make proxy solicitations by electronic or regular mail and we will bear the costs of this solicitation. We will request banks, brokerage houses, nominees and other fiduciaries nominally holding shares of our Common Stock to forward the proxy soliciting materials to the beneficial owners of such Common Stock and to obtain authorization for the execution of proxies. We will, upon request, reimburse such parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. In the event we decide to hire a service to solicit proxies, we would expect such service to cost less than $10,000 plus reasonable and approved out-of-pocket expenses.

What is a proxy?

Giving us your proxy means you authorize us to vote your shares at the meeting in the manner you direct. You may vote for all, some or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

How do I specify how I want my shares voted?

If you are a registered stockholder, you can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote.

If your proxy card is signed and returned without specifying a vote or an abstention on a proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

How do I vote if I am a beneficial stockholder?

If you are a beneficial stockholder, you have the right to direct your broker or nominee on how to vote the shares. You should complete a Voting Instruction Card which your broker or nominee is obligated to provide you. If you wish to vote in person at the meeting, you must first obtain from the record holder a proxy issued in your name.

What are the Board of Directors’ voting recommendations?

For the reasons set forth in more detail later in the Proxy Statement, our Board of Directors recommends that you vote:
FOR
•	the election of our five directors;
•	the ratification of the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007; and

AGAINST
•	the one stockholder proposal

Can I revoke a proxy?

To revoke your proxy if you are a stockholder of record, you must advise our Secretary in writing before the meeting, deliver a validly executed proxy with a later date that we receive prior to the meeting, or attend the meeting and vote your shares in person. You may revoke your proxy at any time before your shares are voted. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

What is a quorum?

In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be present at the meeting, either by proxy or in person. Abstentions and broker non-votes are counted as present at the meeting for determining whether we have a quorum. A broker non-vote occurs when a broker returns a proxy but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

How many votes are needed to have the proposals pass?

Directors will be elected by a favorable vote of a plurality of the shares of Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions and broker non-votes as to the election of directors will not be counted in determining which nominees received the largest number of votes cast.

In order for the remaining management proposal and one stockholder proposal to pass, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. Only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote. Broker non-votes will have no effect on the result of the vote although they will count toward the presence of a quorum. Abstentions as to the proposal will have the same effect as votes against a proposal.

How are the votes counted?

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative and negative votes and abstentions. Any information that identifies a stockholder or the particular vote of a stockholder is kept confidential.

What is “Householding” of annual meeting materials?

Some banks, brokers and other nominee record holders may be "householding" our proxy statements and annual reports. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if you call or write us at our principal executive offices, 14272 Franklin Avenue, Tustin, California, 92780, Attn: Investor Relations, telephone: (714) 508-6000. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

Share Ownership

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 25, 2006, by: (i) each entity or person whom we know to own beneficially more than five percent (5%) of our Common Stock; (ii) each director and director nominee; (iii) our Chief Executive Officer and our other Named Executive Officers for the year ended April 30, 2006; and (iv) all directors, director nominees, and Named Executive Officers of the Company as a group. Unless otherwise noted below, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Beneficial Ownership of Common Stock
Name of Beneficial Owner	Number of Shares		Percent (A)
Carlton M. Johnson	1,000,000	(B)	*
Steven W. King	1,150,427	(B)(D)	*
David H. Pohl	225,000	(B)	*
Eric S. Swartz	3,269,505	(B)(C)	1.68%
Thomas A. Waltz, M.D.	225,000	(B)	*
F. David King	5,000	(D)	*
Paul J. Lytle	756,863	(B)(D)	*
All directors, director nominees and executive officers as a group (7 persons)	6,631,795	(B)(C)(D)	3.35%
______

*  Less than 1% of the outstanding shares of our Common Stock.

(A)
Percent of Common Stock computed on the basis of 193,796,708 shares outstanding at August 25, 2006, plus shares that could be acquired through the exercise of stock options that will become exercisable within 60 days of August 25, 2006.

(B)
Includes shares which the individuals shown above have the right to acquire as of August 25, 2006, or within 60 days thereafter, pursuant to outstanding stock options as follows: Mr. Johnson - 1,000,000 shares; Mr. Steven King - 1,125,833 shares; Mr. Pohl - 225,000 shares; Mr. Swartz - 700,000 shares; Dr. Waltz - 225,000 shares; and Mr. Lytle - 750,833 shares. Such shares are deemed to be outstanding in calculating the percentage ownership of such individual (and the group), but are not deemed to be outstanding as to any other person.

(C)
Includes 538,693 shares of Common Stock owned by Swartz Ventures, Inc. and 103,500 shares held in an Individual Retirement Account (“IRA”) for the benefit of Mr. Swartz. Mr. Swartz has sole control over Swartz Ventures, Inc. and his IRA.

(D)
Includes shares of common stock earned under the Company’s Stock Bonus Plan for milestones achieved through August 25, 2006 as follows: Mr. Steven W. King - 7,594 shares; Mr. Paul J. Lytle - 6,030 shares; Mr. F. David King - 5,000 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities (“Reporting Persons”), to file reports of ownership and changes in ownership with the SEC and with The NASDAQ Stock Market. Reporting Persons are required by SEC regulations to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of such reports we received, and written representations from certain Reporting Persons that no other reports were required for those persons, to the best of our knowledge, we believe that during the year ended April 30, 2006, each of the Reporting Persons met all applicable Section 16(a) filing requirements.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The first proposal on the agenda for the Annual Meeting will be electing five incumbent directors to serve until the next annual meeting or until their successors are elected. Unless authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting FOR the election of the nominees presented below.

Under Delaware law, the five nominees receiving the highest number of votes will be elected as directors at the Annual Meeting. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect.

Each of the nominees is an incumbent director. Each of the nominees has consented to serve as a director for the ensuing year. If any nominee becomes unavailable to serve for any reason before the election, then the enclosed proxy will be voted for the election of such substitute nominee, if any, as shall be designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable to serve. The following is biographical information for each nominee to serve until the 2007 Annual Meeting of Stockholders.

Carlton M. Johnson, age 46, has served as a director since November 3, 1999. Mr. Johnson currently serves as in-house legal counsel for Roswell Capital Partners, LLC and has served as in-house legal counsel for Equiplace Securities, LLC and Swartz Investments, LLC since 1996. Mr. Johnson has been an active member of the Alabama State Bar since 1986, the Florida Bar since 1988, and the State Bar of Georgia since 1997. He has been a shareholder in the Florida AV-rated, Bar-registered firm of Smith, Sauer, DeMaria & Johnson and Vice President and President-Elect of the 600 member Escambia-Santa Rosa Bar Association. He also served on the Florida Bar Young Lawyers Division Board of Governors. Mr. Johnson earned his degree with high honors in History/Political Science at Auburn University and his Juris Doctor, also with high honors, at Samford University - Cumberland School of Law. Mr. Johnson also serves on the board of Patriot Scientific Corporation, a publicly traded company.

Steven W. King, age 42, was elected a director on October 14, 2003. Since March 19, 2003, Mr. King has served as our President and Chief Executive Officer after performing in positions of increased responsibility at the Company. From August 2002 to such date, Mr. King served as Chief Operating Officer of Peregrine. >From February 2000 to August 2002, Mr. King served as our Vice President of Technology and Product Development. Mr. King joined Peregrine in 1997 in the capacity of Director of Research and Development. Mr. King was responsible for planning and launching our wholly owned contract manufacturing subsidiary, Avid Bioservices, Inc., in 2002. Mr. King has served as the President of Avid since its inception. Mr. King was previously employed at Vascular Targeting Technologies, Inc., (formerly known as Peregrine Pharmaceuticals, Inc.) a company we acquired in 1997, which held the rights to the Vascular Targeting Agent technology. Mr. King previously worked with Dr. Philip Thorpe, inventor of our Anti-Phosphatidylserine (“Anti-PS”) Immunotherapeutic and VTA technology platforms, at the University of Texas Southwestern Medical Center at Dallas and is a co-inventor on over 40 U.S. and foreign patents and patent applications in the Vascular Targeting Agent field. Mr. King received his Bachelors and Masters degrees from Texas Tech. University in Cell and Molecular Biology.

David H. Pohl, age 69, was elected a director on October 25, 2004. Mr. Pohl currently serves as the President and CEO of Patriot Scientific Corporation, a position he has held since June 2005, and has been a member of its board of directors since April 2001. Mr. Pohl also served as an officer of Patriot from January 2001 to March 2002. Mr. Pohl has been in the private practice of law counseling business clients since 1997, and from 1995 to 1996 was Special Counsel to the Ohio Attorney General. Previously, he was a senior attorney with a large U.S. law firm, and held positions as a senior officer and general counsel in large financial services corporations. Mr. Pohl earned a J.D. degree in 1962 from the Ohio State University College of Law, and also holds a B.S. in Administrative Sciences from Ohio State.

Eric S. Swartz, age 50, has served as a director since November 3, 1999. Mr. Swartz is the founder and President of Roswell Capital Partners, LLC. and was the founder and former President of Equiplace Securities, LLC. and Swartz Investments, LLC., a company he started in 1993. Prior to 1993, Mr. Swartz was a Vice President at Bear Stearns & Co. specializing in foreign institutional equity investments in U.S. securities. Prior to that, Mr. Swartz was a Vice President with Oppenheimer & Co., where he was involved in overseas placements of equity and debt for institutions in Germany, Austria, Switzerland, France, Australia, and New Zealand. Mr. Swartz has approximately 20 years of experience in the securities business.

Thomas A. Waltz, M.D., age 73, was elected a director on October 25, 2004 and appointed Chairman of the Board on November 22, 2005. Dr. Waltz is a neurosurgeon and is Senior Consultant in Neurosurgery of the Scripps Clinic in La Jolla, California. Dr. Waltz was Chairman and CEO of the Scripps Clinic from 1991 to 2000 and President of the Scripps Clinic Medical Group from 1990 to 2000. During his tenure as CEO of the Scripps Clinic, he was responsible for an organization with 400 physicians, 1,200 employees and an operating budget of $350 million. In addition to his current clinical practice, he is on the Board of The Doctors Company and the Premera Blue Cross of Washington and Alaska. The Doctors Company is a mutual insurance company with $1 billion in assets providing medical malpractice insurance to physicians. Premera is a not-for-profit Blue Cross medical insurance provider insuring more than 1 million enrollees in Washington, Alaska and Oregon. Dr. Waltz received his undergraduate degree from the University of Cincinnati, his M.D. from Vanderbilt University, and his neurosurgical training at Baylor College of Medicine in Houston. He also had training in Neurology at The National Hospital for Neurological Diseases in London, England and Neuropathology at Oxford University.

Relationships Among Directors or Executive Officers

There are no family relationships among any of the directors or executive officers of the Company.

Board and Board Committee Matters

Our business is managed under the direction of our Board of Directors pursuant to the Delaware General Corporation Law and our Bylaws. Our Board has responsibility for establishing broad corporate policies and for the overall performance of our Company. Our Board is kept advised of the Company’s business through regular interaction with the Chief Executive Officer and other officers of the Company and through reviewing materials provided to them and by participating in Board and Board Committee meetings.

Independence.    Our Board of Directors has determined that each of the current directors, as well as those standing for re-election, are independent directors as defined by the NASDAQ Marketplace Rules governing the independence of directors, except for Steven W. King, our President and Chief Executive Officer.

Meetings. The Board of Directors of the Company held 10 formal meetings during the fiscal year ended April 30, 2006. Each incumbent director attended at least seventy-five percent (75%) of the meetings of the Board and of the committees on which he served during the fiscal year ended April 30, 2006.

Committees of the Board. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating Committee. Each committee maintains a written charter approved by the Board of Directors. In addition, the Board has adopted a written Code of Business Conduct and Ethics. Copies of the following corporate governance documents are posted on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement): (1) Code of Business Conduct and Ethics, (2)  Charter of the Compensation Committee of the Board of Directors, (3) Charter of the Audit Committee of the Board of Directors, and (4)  Charter of the Nominating Committee of the Board of Directors. If you would like a printed copy of any of these corporate governance documents, please send your request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Tustin, California 92780.

Compensation Committee. The primary purposes of the Compensation Committee (the "Committee") of the Board of Directors is to: (i) establish the compensation policy of Peregrine Pharmaceuticals, Inc. (the "Company"); (ii) ensure that the compensation of the Board of Directors, Chief Executive Officer and other corporate officers of the Company enables it to attract and retain high-quality leadership and is consistent with such policy; (iii) review the performance and development of the Company’s Chief Executive Officer and other corporate officers in achieving Company goals and objectives and to assure that senior executives of the Company are compensated effectively in a manner consistent with the strategy of the Company; and (iv) produce an annual report on executive compensation for inclusion in the Company's proxy statements, in accordance with applicable rules and regulations. The Compensation Committee held 8 meetings during the fiscal year ended April 30, 2006. The Committee’s members are currently Mr. Carlton Johnson, Mr. David H. Pohl, Mr. Eric Swartz and Dr. Thomas A. Waltz. Each of these members is independent under NASDAQ listing standards currently in effect.

Audit Committee. The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of the independent auditors, and responsibility for reviewing and discussing, prior to filing or issuance, with management and the independent auditors (when appropriate) the Company’s audited consolidated financial statements included in its Annual Report on Form 10-K. The Audit Committee carries out its responsibilities in accordance with the terms of its charter. The Audit Committee met 10 times during the year ended April 30, 2006. The Audit Committee of our Board of Directors has determined that Mr. Carlton M. Johnson is an “audit committee financial expert” as defined by the Securities and Exchange Commission (“SEC”) and is independent under the current listing standards of NASDAQ. The Audit Committee meets the NASDAQ composition requirements, including the requirements regarding financial literacy and financial sophistication. The current Audit Committee members are Mr. Carlton M. Johnson, Mr. David H. Pohl, Mr. Eric Swartz, and Dr. Thomas A. Waltz. Each of these members is independent under NASDAQ listing standards currently in effect.

Nominating Committee. The primary purpose of the Nominating Committee of the Board is to (i) make recommendations to the Board regarding the size of the Board, (ii) make recommendations to the Board regarding criteria for the selection of Director nominees, (iii) identify and recommend to the Board for selection as Director nominees individuals qualified to become members of the Board, including stockholder recommendations, and (iv) recommend committee assignments to the Board. The Nominating Committee met 2 times during the year ended April 30, 2006. The Committee’s members are Mr. Carlton M. Johnson, Mr. David H. Pohl, Mr. Eric Swartz, and Dr. Thomas A. Waltz. Each of these members is independent under NASDAQ listing standards currently in effect.

Executive Sessions. The Board of Directors has a practice of meetings in executive sessions without the presence of any members of Peregrine’s management. The independent members of the Board of Directors meet in executive sessions at least twice a year.

Director Compensation.  Directors who are also our employees receive no additional compensation for serving as directors. Our independent directors who are not employees of Peregrine receive compensation for their services as directors in the form of an annual retainer of $60,000, payable in monthly installments of $5,000, a fee of $2,000 for each Board meeting attended, whether in-person or telephonically, stock options, and reimbursement for travel expenses. In addition, each non-employee director was also paid $2,000 for each additional company meeting attended in excess of four hours in length. Effective June 1, 2005, Mr. Johnson’s annual retainer was increased to $120,000, payable in monthly installments of $10,000, for his increased responsibilities as the Chairman of the Audit Committee and his increased time committed to the Company as required under the Sarbanes-Oxley Act of 2002.

In addition to the cash compensation, each director has previously received non-cash compensation in the form of stock options, which have been granted at an exercise price equal to the fair market value of our common stock on the date of grant. There were no options granted to non-employee directors during fiscal year 2006.

Attendance at the Annual Meeting

We have no policy requiring directors to attend annual meetings of stockholders, but directors are encouraged to attend our annual meetings at which they stand for re-election.

THE BOARD RECOMMENDS A VOTE “FOR” EACH NAMED NOMINEE.

PROPOSAL NO. 2: RATIFY APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The next proposal on the agenda for the Annual Meeting will be ratifying the Board's appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2007. Our Board of Directors, upon the recommendation of its Audit Committee, has ratified the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007, subject to ratification by our stockholders. Ernst & Young LLP has served in this capacity for each of the six (6) years ended April 30, 2006, and has reported on the Company's fiscal year 2006 consolidated financial statements. During the six (6) fiscal years ended April 30, 2006, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure. The Audit Committee recommended to the Board that Ernst & Young LLP be re-appointed for fiscal year 2007.

Representatives of Ernst & Young LLP are expected to be present at the meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent auditors is not required by the Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF ERNST & YOUNG LLP.

Independent Registered Public Accounting Firm Fees

The following summarizes aggregate fees billed to the Company for the fiscal years ended April 30, 2006 and 2005 by Ernst & Young LLP, our independent registered public accounting firm:

	2006	2005
Audit Fees	$343,000	$388,000
Audit Related	-	-
Tax Fees	18,000	17,000
All Other Fees	1,000	1,000
Total Fees	$362,000	$406,000

Audit Fees pertain to the audit of our annual consolidated financial statements for fiscal year 2006 and 2005, including attestation services relating to the report on our internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and timely reviews of our quarterly consolidated financial statements, consents, and review of documents filed with the Securities and Exchange Commission (“SEC”), including registration statements on Form S-3 and Form S-8.

Tax Fees relate to tax compliance services rendered in the preparation of our tax returns.

All Other Fees are attributable to the Company’s subscription to an Ernst & Young LLP online service used for accounting research purposes for fiscal year 2006 and 2005.

Pre-Approval Policy for Services Provided by our Independent Registered Public Accounting Firm

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm consistent with applicable SEC rules. From and after the effective date of the SEC rule requiring Audit Committee pre-approval of all audit and permissible non-audit services provided by an independent registered public accounting firm, the Audit Committee has pre-approved all audit and permissible non-audit services provided by Ernst & Young LLP.

Ernst & Young LLP did not perform any professional services with respect to information systems design and implementation for the years ended April 30, 2006 and 2005. The Audit Committee has considered whether the Audit, Tax and All Other services provided by Ernst & Young LLP are compatible with maintaining that firm’s independence.

Report of the Audit Committee of the Board of Directors(*)

Each year, the Board of Directors appoints an Audit Committee to review the Company's financial matters. We operate pursuant to a written Audit Committee Charter adopted by the Board of Directors. In accordance with the Audit Committee Charter, we must meet the independence requirements and other criteria set by the NASDAQ Marketplace Rules as currently in effect. As part of our oversight of our Company’s financial statements, we review and discuss with both management and Ernst & Young LLP all annual and quarterly financial statements prior to their issuance. In addition, our responsibilities include recommending to the Board an accounting firm to be hired as the Company's independent registered public accounting firm. We are also responsible for recommending to the Board that the Company's financial statements be included in its Annual Report. We have taken the following steps in making our recommendation that the Company's financial statements be included in its Annual Report:

1.
The Audit Committee discussed with Ernst & Young LLP, the Company's independent registered public accounting firm, for fiscal year ended April 30, 2006, those matters required to be discussed by Statement on Auditing Standards No. 61, including information regarding the scope and results of the audit. These communications and discussions are intended to assist the Audit Committee in overseeing the financial reporting and disclosure process.

2.
The Audit Committee discussed with Ernst & Young LLP its independence and received from Ernst & Young LLP a letter concerning independence as required under applicable independence standards for auditors of public companies. This discussion and disclosure helped the Audit Committee in evaluating such independence.

3.
The Audit Committee reviewed and discussed with the Company's management and Ernst & Young LLP, the Company's audited consolidated balance sheet at April 30, 2006, and consolidated statements of operations, cash flows and stockholders' equity for the fiscal year ended April 30, 2006.

Based on the reviews and discussions explained above, the Audit Committee recommended to the Board that the Company's financial statements be included in its annual report for its fiscal year ended April 30, 2006. The Audit Committee also recommended to the Board the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for fiscal year 2007.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Carlton M. Johnson, Chairman of the Audit Committee
David H. Pohl
Eric S. Swartz
Thomas A. Waltz, M.D.

__________________
* The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL NO. 3: STOCKHOLDER PROPOSAL

A stockholder has advised the Company that he intends to introduce at the 2006 Annual Meeting the following proposal. The name and address of and the number of shares owned by the proponent will be provided upon oral or written request to the Secretary of the Company.

Stockholder Proposal

“This proposal requests that the Board of Directors control the ever increasing pay to the Directors and Executive Officers of Peregrine Pharmaceuticals until the activities of these individuals generates meaningful increased value for the shareholders of this company.

The Proposal Details

Request that the Board of Directors consider implementing the following cost control measures until some time in the future that the Company achieves and maintains a market capitalization of $800,000,000 for 90 consecutive calendar days or reaches a market capitalization of $1,000,000,000 for 5 consecutive calendar days, based upon the number of shares outstanding and official closing stock price on each day:

1.	Roll back and freeze all base compensation of the Directors and Executive Officers of Peregrine Pharmaceuticals to the levels detailed in the Company’s 2005 proxy materials, dated August 29th, 2005.

2.	Eliminate all future incentive or bonus compensation of the Directors and Executive Officers of Peregrine Pharmaceuticals.

Why Stockholder is Asking for Your Approval

The Company’s Officers and Board of Directors have for years received generous compensation packages, yet the long term stockholders of this Company have not seen meaningful returns on their investments. This stockholder believes that until those running this Company can provide the stockholders with meaningful appreciation of their investment, they should financially share in the burden resulting from their own inability to advance the Company and make it profitable. Although this proposal can not force the Company to implement these cost control measures, this stockholder is asking all stockholders of the Company to vote for this proposal to voice their displeasure for the constant equity dilution that stockholder’s endure while the Directors and Officers continue to receive increased salaries and bonuses.”

Your Directors’ Position

The Proposal's requirements, if adopted, would adversely affect Peregrine’s ability to attract and retain qualified executives and directors. The Compensation Committee of the Board of Directors philosophy and policies on executive compensation are set forth in detail in the Report of the Compensation Committee below. As indicated in that Report, the Company believes that a balanced approach to executive compensation, involving base salaries, discretionary cash and non-cash bonuses and periodic grants of stock options, best serves the interests of the Company by promoting efforts to advance both the short-term and long-term interests of stockholders. We use compensation packages, including base compensation and bonus plans to attract and retain qualified employees, executive officers and directors. In the competitive job market where we have to compete against both established companies with more traditional compensation programs and start-up companies with compensation programs that are primarily stock-based, we have to strike a balance between salary compensation and stock option incentives. In so doing, we also seek to align employee financial interests, including those of executive officers and directors, with long-term stockholder value and believe that the incentive component of an executive officer's compensation should be closely tied to performance milestones.

This Proposal could place us at a disadvantage when competing for executive talent, as we believe that few, if any, of our competitors use such a methodology. We operate in a very competitive industry, and need the ability to competitively compensate our executive officers in order to retain them. If this Proposal is implemented, we would be at risk of losing key executives to competitors who could offer such executives better compensation packages. Companies in our industry are always looking for talented executives. Therefore, the Proposal's requirements, if adopted, would adversely affect Peregrine’s ability to retain qualified executives.

In addition, the proposal may contravene Section 141(a) of the Delaware General Corporate Law (“DGCL”) which states that the “business and affairs of every corporation organized under this chapter shall be managed by or under the direction of a board of directors, except as may be otherwise provided in this chapter or in its certificate of incorporation.” Section 122(5) of the DGCL authorizes corporations to provide their officers with suitable compensation. Additionally, Section 122(15) of the DGCL authorizes corporations to establish and carry out stock option plans for directors, officers and employees. These powers are generally within the sole authority of a corporation’s board or committees established by the Board, and the exercise of these powers is protected by the presumption of the business judgment rule. The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, reviews and approves the compensation of Peregrine's executive officers. The Compensation Committee of the Board of Directors currently has flexibility to fashion compensation awards in the manner it believes to be necessary to attract and retain the executives essential to the Company's future success. The Board believes that restricting this flexibility is not in the best interests of stockholders. The Company does not believe that an additional review of executive compensation policies, beyond the continuing monitoring by the Compensation Committee, would serve a useful purpose. To implement the Proposal, the Company’s compensation committee and board of directors would be forced to approve new compensation terms and amend existing compensation packages and option programs, regardless of whether the compensation committee or the Board of Directors concludes that such action is appropriate or in the Company’s best interest. If adopted, the Proposal would limit the ability of the Company’s Board of Directors to exercise its business judgment as it pertains to matters of employee compensation by restricting the Board’s discretion with respect to setting base salaries, bonuses and stock-based compensation.

THE BOARD RECOMMENDS THAT YOU VOTE “AGAINST” THIS STOCKHOLDER PROPOSAL.

EXECUTIVE COMPENSATION AND RELATED MATTERS

Compensation of Executive Officers

Summary Compensation Table. The following table contains information concerning the compensation awarded, paid to, or earned by the Named Executive Officers for all services rendered in all capacities to the Company for the years ended April 30, 2006, 2005 and 2004. Named Executive Officers includes (i) all individuals serving as the Chief Executive Officer during fiscal year 2006, (ii) up to four other most highly compensated executive officers (based on salary plus bonus for fiscal year 2006) who were serving as executive officers at the end of fiscal 2006 and (iii) up to two individuals who would have been included in this table under clause (ii) above except for the fact that they were not serving as executive officers at the end of fiscal year 2006.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Award
Name and Principal Position	Fiscal Year	Salary (1)		Bonus			Securities Underlying Options	Other Compensation

Steven W. King President and Chief Executive Officer	2006 2005 2004	$ 303,750 $ 303,101 $ 294,548	(3)	$ $ $	5,809 136,688 115,000	(6)	- - 350,000	- - -	(2) (2) (2)
Paul J. Lytle Chief Financial Officer and Corporate Secretary	2006 2005 2004	$ 241,188 $ 240,915 $ 239,124	(4)	$ $ $	4,613 108,535 81,176	(6)	- - 300,000	- - -	(2) (2) (2)
F. David King Vice President, Business Development	2006	$ 105,000	(5)		$3,825	(6)	200,000	-	(2)
____________________
(1)	Salary information is reported as of the last payroll paid prior to or immediately after April 30th of each fiscal year.
(2)	Amounts were not significant enough to meet the disclosure requirements.
(3)	Includes a one-time retroactive pay adjustment of $24,548 related to a previous year when Mr. King accepted a pay decrease due to the financial conditions of the Company at that time.
(4)	Includes a one-time retroactive pay adjustment of $23,893 related to a previous year when Mr. Lytle accepted a pay decrease due to the financial conditions of the Company at that time.
(5)	Represents annual compensation since October 24, 2005, his date of hire.
(6)
Represents the fair value of shares of common stock earned under the Company’s Stock Bonus Plan for a milestone achieved during fiscal year 2006 as follows: Mr. Steven W. King - 3,797 shares; Mr. Paul J. Lytle - 3,015 shares; Mr. F. David King - 2,500 shares.

Stock Option Grants. The following table sets forth information concerning individual grants of stock options approved by our Compensation Committee during the fiscal year ended April 30, 2006, to each of the Named Executive Officers:

OPTION GRANTS IN FISCAL YEAR 2006
Named Executive	Grant	Number of Securities Underlying	Percent Total Options Granted to All Employees in	Exercise Price (per share)	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Appreciation for Option Term (3)
Officer	Date	Options Granted	Fiscal Year (1)	(2)	Date	5%	10%
F. David King	10/24/2005	200,000 (4)	17.72%	$1.05	10/24/2015	$132,068	$334,686
____________________
(1)
Options to purchase an aggregate of 1,128,481 shares were granted to all employees and consultants during the fiscal year ended April 30, 2006, including the Named Executive Officers, under our 1996 Stock Incentive Plan, our 2003 Stock Incentive Plan, and our 2005 Stock Incentive Plan. Other than the above grant, no other options were granted to the Named Executive Officers during fiscal year 2006.

(2)
Options are granted at an exercise price at least equal to the fair market value of our Common Stock on the date of grant. Fair market value is the closing price of our Common Stock on the date of grant as reported by The NASDAQ Stock Market.

(3)
These columns show the possible gains the Named Executive Officer could realize if our Common Stock on the date of grant appreciates at a rate of 5% or 10% over the ten-year term of the option. The assumed 5% and 10% annual rates of appreciation over the term of the options are set forth in accordance with the rules and regulations of the Securities and Exchange Commission and are not our predictions. The potential realizable value is calculated by assuming that the stock price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and the stock sold on the last day of its term at this appreciated stock price. No valuation method can accurately predict future stock prices or option values because there are too many unknown factors. No gain to the optionee is possible unless the stock price increases over the option term. If the stock price appreciates, then such a gain in stock price would benefit all stockholders.

(4)	Of the total options granted, 50,000 options vest annually over 4 years beginning October 24, 2006.

Aggregated Option Exercises and Fiscal Year-End Values. The following table sets forth information (on an aggregated basis) concerning each exercise of stock options during the year ended April 30, 2006, by each of the Named Executive Officers and the final fiscal year-end value of unexercised options:

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Named	No. of Shares Acquired on	Value		Number of Securities Underlying Unexercised Options at April 30, 2006		Value of Unexercised In-the-Money Options at April 30, 2006 (2)
Executive Officer	Exercise	Realized		Exercisable	Unexercisable	Exercisable	Unexercisable
Steven W. King	15,000	$5,400	(1)	1,125,833	-	$510,175	$-
Paul J. Lytle	-	$-		750,833	-	$221,125	$-
F. David King	-	$-		-	200,000	$-	$68,000
____________________
(1)
The value realized upon the exercise of stock options would represent the difference between the exercise price of the stock option and the fair market value of the shares, multiplied by the number of options exercised on the date of exercise. Mr. King currently holds the 15,000 shares of common stock exercised under this stock option agreement.

(2)
The value of “In-the-Money Options” represents the positive spread between the exercise price of the option and the fair market value of the underlying shares based on the closing stock price of our Common Stock on April 28, 2006, which was $1.39 per share. "In-the-Money Options" include only those options where the fair market value of the stock is higher than the exercise price of the option on the date specified. The actual value, if any, a Named Executive Officer realizes on the exercise of options will depend on the fair market value of our Common Stock at the time of exercise.

Employment Agreement and Change-in-Control Arrangements

Steven W. King is subject to an employment agreement with us dated March 19, 2003, pursuant to which he was employed as our President and Chief Executive Officer. The agreement provides for an initial annual base salary of $270,000 and a stock option to purchase up to 200,000 shares of Common Stock, which option vests monthly over 24 monthly periods. The agreement provides that Mr. King shall serve as President and Chief Executive Officer for a minimum of six months. Thereafter, Mr. King may terminate his employment upon 90 days notice. Upon such termination, Mr. King shall receive six months’ base salary as severance. We may terminate Mr. King’s employment at any time for “cause” (as defined in the agreement). If Mr. King’s employment is terminated by us for any reason other than “cause”, or within 90 days following a “Change in Control” (as defined in the agreement), Mr. King shall receive six months’ base salary as severance, benefit continuation for six months, and two years to exercise any vested options. Mr. King’s annual base salary was increased to $303,750 effective May 3, 2004 and remained unchanged during fiscal year 2005 and fiscal year 2006.

Equity Compensation Plan Information

We maintain four equity compensation plans, the 1996 Plan, the 2002 Plan, the 2003 Plan, and the 2005 Plan. The 1996, 2003 and 2005 Plans were approved by our stockholders while the 2002 Plan was not submitted for stockholder approval.

Equity Compensation Plans Approved by Stockholders

We have three incentive stock option plans with outstanding options as of April 30, 2006: the 1996 Plan, the 2003 Plan, and the 2005 Plan. The plans provide for the granting of options to purchase shares of our common stock at prices not less than the fair market value of our common stock at the date of grant and generally expire ten years after the date of grant.

The 1996 Plan originally provided for the issuance of options to purchase up to 4,000,000 shares of our common stock. The number of shares for which options may be granted under the 1996 Plan automatically increases for all subsequent common stock issuances by us in an amount equal to 20% of such subsequent issuances up to a maximum of 10,000,000 options as long as the total shares allocated to the 1996 Plan do not exceed 20% of our authorized stock. As a result of issuances of our common stock subsequent to the adoption of the 1996 Plan, the number of shares for which options may be granted has increased to 10,000,000. Options granted generally vest over a period of four years with a maximum term of ten years. As of April 30, 2006, options to purchase 4,321,328 shares of our common stock were outstanding under the 1996 Plan and 56,437 options were available for grant under the 1996 Plan.

During October 2003, our stockholders approved the 2003 Stock Incentive Plan (“2003 Plan”) for the granting of stock options to purchase up to 5,000,000 shares of the Company’s common stock. The 2003 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of the stock at the date of grant and which generally expire ten years after the date of grant. As of April 30, 2006, options to purchase 4,745,508 shares of our common stock were outstanding under the 2003 Plan and 254,492 options were available for grant under the 2003 Plan.

During October 2005, our stockholders approved the 2005 Stock Incentive Plan (“2005 Plan”) which provides for the granting of stock options to purchase shares of our common stock at prices not less than the fair market value of our common stock on the date of grant or for the direct issuance of stock as a bonus for services rendered. The 2005 Plan provides for the issuance of up to 5,000,000 shares of common stock. Options granted under the 2005 Plan generally expire ten years after the date of grant. As of April 30, 2006, there were no options outstanding to purchase shares of our common stock under the 2005 Plan and 4,971,048 options were available for grant under the 2005 Plan. In addition, during February 2006, the Compensation Committee of the Board of Directors approved a Stock Bonus Plan that would reward key employees and consultants in shares of the Company’s common stock, which shares would be issued under our 2005 Plan. The total options available for grant of 4,971,048 under the 2005 Plan excludes shares of our common stock reserved for under our Stock Bonus Plan due to the uncertainty of achieving the performance milestones that are required to be achieved before shares of common stock are issued under the Stock Bonus Plan. In the event that all remaining milestones are achieved under the Stock Bonus Plan, we would issue up to 1,302,033 additional shares of common stock under the 2005 Plan during fiscal year 2007 for the achievement of such performance milestones. The number of shares that would be issued to each of our Named Executive Officers if all remaining performance milestones are attained during fiscal year 2007 is as follows: Mr. Steven W. King - 178,458 shares; Mr. Paul J. Lytle - 141,695 shares; and Mr. F. David King - 117,500 shares.

Equity Compensation Plans Not Approved by Stockholders

During June 2002, we adopted a broad-based non-qualified stock option plan (“2002 Plan”) for the issuance of up to 3,000,000 options. The 2002 Plan provides for the granting of options to purchase shares of our common stock at prices not less than the fair market value of our common stock at the date of grant and generally expire ten years after the date of grant. As of April 30 2006, options to purchase 2,058,779 shares of our common stock were outstanding under the 2002 Plan and 64,441 options were available for grant under the 2002 Plan.

In addition to the 2002 Plan, during 1999, we granted non-qualified options, which are not part of any compensation plan, to purchase up to an aggregate of 1,500,000 shares of our common stock. As of April 30, 2006, options to purchase 181,664 shares of our common stock were outstanding. The resale of the underlying shares of common stock is registered on a registration statement on Form S-3.

The following table sets forth certain information as of April 30, 2006 concerning our Common Stock that may be issued upon the exercise of options or pursuant to purchases of stock under all of our equity compensation plans approved by stockholders and equity compensation plans not approved by stockholders in effect as of April 30, 2006:

Plan Category	(a) Number of Securities to be Issued Upon the Exercise of Outstanding Options	(b) Weighted-Average Exercise Price of Outstanding Options	(c) Number of Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	9,066,836	$ 1.59	5,281,977
Equity compensation plans not approved by stockholders	2,240,443	$ 1.42	64,441
	11,307,279	$ 1.56	5,346,418

Report of the Compensation Committee of the Board of Directors on Executive Compensation(†)

The Compensation Committee of the Board of Directors (the “Committee”) is responsible for administering Peregrine’s executive compensation program. In this regard, the role of the Committee is to oversee our compensation programs and policies applicable to all employees, to review and approve all decisions regarding executive officers’ compensation and to administer our equity incentive plans (including reviewing and approving stock option grants). The Committee’s charter reflects these various responsibilities. The Committee regularly reports to the Board of Directors on its actions and recommendations.

The Committee presently is composed of four members who are not current or former employees of Peregrine. The Board has determined that each member is independent under the current listing standards of the NASDAQ Marketplace Rules.

The Committee has furnished the following report on executive compensation for the fiscal year ended April 30, 2006:

Compensation Philosophy and Policies

The Committee annually evaluates the performance and determines the compensation of the Chief Executive Officer (“CEO”) and the other executive officers of the Company based upon a number of factors, including our attainment of certain corporate goals and clinical milestones approved by the Committee, individual performance and contribution towards the attainment of our corporate goals, levels of responsibility and experience, and breadth of knowledge.

The employment market for personnel and executives with experience in the biotechnology and pharmaceutical industry in Southern California is very competitive because there are many pharmaceutical, biotechnology and medical device companies in that region. The majority of our competitors in this geographic area have more resources than we do which makes it more difficult for us to hire and retain key personnel. As a result, the Committee must establish compensation packages that will enable the Company to be competitive with the local market.

Given the competitive environment in which we operate, the compensation philosophy of the Committee with respect to executive officers, including the CEO, is:

•    to maintain an overall compensation structure designed to attract, retain and motivate executives of outstanding ability who are critical to our long-term success by providing appropriate levels of risk and reward, in proportion to individual contribution and performance,

                •    to establish appropriate incentives to further the Company’s long-term strategic plan and to hold executives accountable, through their compensation, for their individual and corporate performance; and

                •    to align the interests of executives with those of the stockholders.

Components of Compensation

         Each executive officer's compensation package is reviewed annually and is comprised of some or all of the following components: base salary, cash and non-cash bonus awards, and stock options. In addition to these components, executive officers generally are eligible to participate in employee benefit programs generally available to all of our other employees.

Base Salary

In setting the base salary levels for each executive officer, the Committee considers various data regarding the base salaries of executive officers in comparable positions at other biotechnology companies. Additional factors may include, but are not limited to, company size, stage of development of a company's products and geographic location. The Committee also considers the individual experience level and actual performance of each executive officer in light of Peregrine’s needs and objectives.

Bonus Awards

As part of the Committee’s compensation process, annual bonuses have been, and are expected to continue to be, based on the attainment of annual milestones and accomplishments identified by the Board of Directors and are granted at the discretion of the Committee. During February 2006, the Compensation Committee of the Board of Directors adopted a Stock Bonus Plan to promote the interests of the Company and its stockholders by providing non-cash financial rewards to key employees and consultants upon achievement of various research and clinical goals (“Performance Goals”). The Plan will remain effective through fiscal year ending April 30, 2007. Our Chief Executive Officer, Chief Financial Officer, and Vice President of Business Development, as well as sixteen other vice presidents, director-level and key employees and consultants, are participants in the Stock Bonus Plan. As of April 30, 2006, up to 1,302,033 shares of common stock could be earned under the Stock Bonus Plan upon the achievement of all remaining Performance Goals by the pre-established target date.

During fiscal year 2006, our President and Chief Executive Officer, our Chief Financial Officer, and our Vice President of Business Development (“Named Executive Officers”) earned 3,797 shares, 3,015 shares, and 2,500 shares, respectively, upon the attainment of a Performance Goal. The number of shares that would be issued to each of our Named Executive Officers if all remaining performance milestones are attained during fiscal year 2007 is as follows: President and Chief Executive Officer - 178,458 shares; Chief Financial Officer - 141,695 shares; and Vice President of Business Development - 117,500 shares.

         The Committee believes the various research and clinical accomplishments during fiscal year 2006 and the Performance Goals established for fiscal year 2007 represent significant milestones that promote the interests of the Company and its stockholders.

 Stock Option Plans

We periodically grant stock options to our employees, including our senior executive officers. Each stock option permits the option holder, for a period of ten years, to purchase one share of our stock at an exercise price equal to the closing stock price on the date of the grant. Stock options have value only to the extent the price of our stock on the date of exercise exceeds the exercise price. Stock options are intended as incentive and motivation for our executive officers and other employees, as well as to align the interest of those officers and other employees more closely with those of our stockholders in achieving corporate objectives.

Benefits

The benefits we offer to our employees serve a different purpose than do the other elements of total compensation. Such benefits are designed to provide a safety net of protection against the adverse financial effects that can result from illness, disability or death and to provide a reasonable level of insurance coverage for any medical, dental and vision problems that may be experienced by the Company’s employees, as well as preventative care, at a reduced expense to the Company’s employees. Benefits offered to executive officers are largely the same as those that are offered to the general employee population.

Compensation of the Chief Executive Officer

Effective as of May 3, 2004, Mr. King's annual base salary was increased to $303,750 and remained unchanged during fiscal year 2005 and fiscal year 2006. The Committee determined Mr. King's base salary in accordance with the criteria outlined above, its evaluation of Peregrine's overall performance, as well as Mr. King's individual performance. Mr. King did not receive a stock option grant during fiscal year 2006. Based on its evaluation of Mr. King's performance, the Committee believes that Mr. King's compensation level is appropriate and in line with his peers in the industry.

         The undersigned members of the Compensation Committee of the Board of Directors provide this report on executive compensation for fiscal year 2006.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Carlton M. Johnson
David H. Pohl
Eric S. Swartz
Thomas A. Waltz, M.D.
____________________
† The material in this report is not soliciting material, is not deemed filed with the SEC, and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing.

Compensation Committee Interlocks and Insider Participation

The following non-employee directors currently serve on the Compensation Committee of the Board of Directors: Mr. Carlton M. Johnson, Mr. David H. Pohl, Mr. Eric S. Swartz, and Dr. Thomas A. Waltz. There are no interlocks of executive officers or directors of the Company serving on the compensation committee or equivalent committee of another entity, which has any director or executive officer serving on the Compensation Committee, other committees or the Board of Directors of the Company.

Comparison of Stockholder Return (‡)

The following graph shows a comparison of cumulative total returns for the Company, Nasdaq Market Index and a Nasdaq Peer group for the period beginning April 30, 2001 through April 30, 2006. The total cumulative return on investment shown for the Company, the Nasdaq Market Index and the Nasdaq Pharmaceutical Index (Peer Companies Group Index) are based on the assumptions that on April 30, 2001, $100 was invested in the common stock of each Index and that all dividends were reinvested. The Nasdaq Market Index and the Nasdaq Pharmaceutical Index were prepared by The Center for Research in Security Prices.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
VALUE OF INVESTMENT OF $100 ON APRIL 30, 2001

The underlying data for the foregoing graph is as follows:

	April 30, 2001	April 30, 2002	April 30, 2003	April 30, 2004	April 30, 2005	April 30, 2006
Peregrine Pharmaceuticals, Inc.	$100.00	$125.93	$43.70	$123.70	$89.63	$102.96
Nasdaq Pharmaceutical Index	$100.00	$80.90	$79.01	$101.08	$90.29	$110.60
Nasdaq Market Index (U.S.)	$100.00	$80.41	$70.22	$91.86	$92.16	$111.92
____________________
‡ The performance graph and the underlying data is not soliciting material, and is not incorporated into any past or future filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, including this Proxy Statement, in whole or in part.

OTHER MATTERS

Stockholder Proposals and Nominations

Pursuant to Rule 14a-8 under the Exchange Act, stockholders may present proper proposals for inclusion in the Company’s proxy statement and for consideration at the Company’s next annual meeting of stockholders. To be eligible for inclusion in the Company’s 2006 Proxy Statement, your proposal must be received by the Company no later than May 11, 2007, and must otherwise comply with Rule 14a-8. While the Board will consider stockholder proposals, the Company reserves the right to omit from the Company’s proxy statement stockholder proposals that it is not required to include under the Exchange Act, including Rule 14a-8.

In addition, the Company’s Nominating Charter contains an advance notice provision with respect to matters to be brought at an annual meeting of stockholders, including nominations, and not included in the Company’s Proxy Statement. If you would like to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting, you must comply with the procedures contained in the Company’s Nominating Charter of the Board of Directors and you must notify the Company in writing and such notice must be delivered to or received by the Secretary no later than 90 days prior to the 2007 Annual Meeting.

The Nominating Charter of the Board of Directors provides that nominations may be made by the Board, by a committee appointed by the Board or any stockholder entitled to vote in the election of directors generally. Stockholders must provide actual written notice of their intent to make nomination(s) to the Secretary of the Company no later than 90 days prior to the relevant annual meeting. Each notice must set forth (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated, or intended to be nominated, by the Board; and (v) the consent of each nominee to serve as a director of the Company if so elected. Any candidates recommended by stockholders for nomination to the Board will be evaluated in the same manner that nominees suggested by Board members, management or other parties.

You may write to the Secretary of the Company at the Company’s principal executive office, 14272 Franklin Avenue, Tustin, California 92780, to deliver the notices discussed above and for a copy of the relevant Nominating Charter of the Board of Directors regarding the requirements for making stockholder proposals and nominating director candidates. In addition, the Nominating Charter of the Board of Directors can also be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

Communication with the Board of Directors

The Company’s annual meeting of stockholders provides an opportunity each year for stockholders to ask questions of or otherwise communicate directly with members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of the Company at the Company’s principal executive office, 14272 Franklin Avenue, Tustin, California 92780. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to the Company’s business or communications that relate to improper or irrelevant topics.

Annual Report on Form 10-K

A copy of the Company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (exclusive of Exhibits), will be furnished by first class mail, within one business day of receipt of request, without charge to any person from whom the accompanying proxy is solicited upon written request to Peregrine Pharmaceuticals, Inc., Attention: Corporate Secretary, 14272 Franklin Avenue, Tustin, California 92780-7017. If Exhibit copies are requested, a copying charge of $.20 per page will be made. In addition, all of the Company’s public filings, including the Annual Report on Form 10-K, can be found on our website at www.peregrineinc.com (this website address is not intended to function as a hyperlink, and the information contained on the Company’s website is not intended to be a part of this Proxy Statement).

By Order of the Board of Directors

/s/ Paul J. Lytle Paul J. Lytle
Chief Financial Officer and
Corporate Secretary

August 25, 2006

This Proxy is Solicited on Behalf of the Board of Directors
2006 Annual Meeting of Stockholders
To Be Held Tuesday, October 24, 2006, at 10 a.m. PDT

The undersigned hereby appoints Steven W. King and Paul J. Lytle, or any one or all of them, with full power of substitution, attorneys and proxies to represent the undersigned at the annual meeting of stockholders of PEREGRINE PHARMACEUTICALS, INC. to be held on October 24, 2006 and at any adjournment thereof, with all the power which the undersigned would possess if personally present and to vote, as specified below, all shares of Common Stock which the undersigned may be entitled to vote at said meeting.

IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED AS FOLLOWS: "FOR" ITEMS 1 and 2 AND “AGAINST” ITEM 3.			PLEASE MARK VOTES AS SHOWN IN THIS EXAMPLE: ☒
		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” NOMINEES IN ITEM 1.
ITEM 1. Election of Directors. Nominees: [01] Carlton M. Johnson; [02] Steven W. King; [03] David H. Pohl; [04] Eric S. Swartz; [05] Thomas A. Waltz, M.D.		☐	☐	☐	To withhold authority to vote for any one or more individual nominee(s), mark “FOR ALL EXCEPT” and write that nominee(s) number(s) on the line below:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEM 2.				FOR	AGAINST	ABSTAIN
ITEM 2. Ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year 2007.				☐	☐	☐
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “AGAINST” ITEM 3.
ITEM 3. Recommend to the Board of Directors to Temporarily Rollback/Freeze the Compensation of All Directors and Executive Officers of the Company in Order to Control Costs.				☐	☐	☐

☒ FOR NEW ADDRESS: ☐ Please write in your new address ð

Signature _______________________	Date ______________	Signature _______________________			Date ______________
NOTE: Please sign as name appears on this proxy. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full titles as such.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE